Exhibit 99.1

XTI Aerospace Acquires Drone Nerds and Closes $25 Million Strategic Investment by Unusual Machines

Drone Nerds considered by OEMs to be among the largest U.S. based drone distributors

Unusual Machines leading supplier to drone industry

Englewood, Colorado – November 12, 2025 – XTI Aerospace, Inc. (“XTI” or the “Company”) [NASDAQ: XTIA], the developer of vertical flight technologies and the TriFan 600 next-generation vertical takeoff and landing (VTOL) aircraft for commercial and defense aerospace applications and the emerging Vertical Economy™, today announced that on November 10, 2025, it acquired Drone Nerds, LLC (“Drone Nerds”), one of the largest distributors and service providers of drones in the United States with more than $100 million in 2024 annual revenue, greater than $55 million in revenue this year through June 30, 2025, and a ten-year record of profitability.

Immediately following the acquisition, XTI closed a $25 million private placement investment by Unusual Machines, Inc. (“Unusual Machines” or “UMAC”) [NYSE American: UMAC], a strategic investor that manufactures and sells drone components and drones across a diversified brand portfolio. XTI issued 25,000 shares of newly designated Series 10 Convertible Preferred Stock (the “Series 10 Preferred Stock”), at a subscription amount of $1,000 per share of Series 10 Preferred Stock, convertible into shares of XTI’s common stock at a conversion price of $1.492 upon shareholder approval required by Nasdaq Listing Rule 5635. XTI plans to commence the proxy process for shareholder approval prior to year-end.

XTI will benefit from Drone Nerds’ market-leading position in unmanned aircraft systems (UAS) solutions, which spans systems design and configuration including hardware and software for wide-ranging corporate and consumer operational missions. XTI also acquired a business focused on the development and marketing of enterprise drone solutions.

The total purchase consideration was approximately $40 million:

●	$20 million in cash (paid from XTI’s cash on-hand);
●	$11.9 million in the form of promissory notes (including approximately $1.6 million in working capital adjustments); and
●	$9.7 million equity consideration, granted as units of the Drone Nerds subsidiary, which on or after May 1, 2026, can be exchanged for 6,524,576 common shares of XTI, representing 19.9% of the common shares of XTI outstanding pre-acquisition. Upon any conversion, the resulting XTI common stock will be locked-up until November 10, 2026.

No XTI common stock has been issued to Drone Nerds, any acquired party or UMAC as of the closing of the acquisition or the private placement.

“The acquisition of Drone Nerds is a foundational step as we advance our strategy to build the most comprehensive portfolio of vertical flight and UAS capabilities in the industry,” commented Scott Pomeroy, CEO of XTI. “The addition of Drone Nerds significantly expands XTI’s scale, recurring revenue base and near-term operating footprint.”

“As the largest drone distributor in the United States, Drone Nerds brings deep technical expertise, broad industry reach, and strong alignment with XTI’s advanced aviation vision,” added Jeremy Schneiderman, CEO of Drone Nerds. “We are excited about this next chapter as Drone Nerds continues to capture more and higher-margin enterprise business and we grow our influence in autonomous flight, drones-as-as-service, and first person view (FPV) immersive and dynamic drone use cases. We stand ready as an XTI company to support our expanding customer base with our unmatched sector knowledge, experience, dealer network, and service capabilities. We take pride in helping customers select secure, high-performance drone systems and software that improve operational efficiency.”

“Drone Nerds has an unprecedented opportunity to define the entire domestic drone landscape over the next few years as the U.S. intensifies its ban on Chinese drone companies,” said Allan Evans, CEO of Unusual Machines. “We are excited to be a part of the Drone Nerds - XTI strategy and look forward to further strengthening our years-long relationship with Drone Nerds, and we are demonstrating our confidence in the XTI strategy by our investment as we collectively build the American aerospace ecosystem.”

“We believe joining XTI positions Drone Nerds at the center of aviation’s next transformation,” continued Mr. Schneiderman. “Together our solutions are aimed at enabling customers to realize meaningful cost efficiencies, as well as speed and competitive advantages that drones and unmanned flight can deliver across a variety of economic sectors from logistics and emergency response to defense, security, delivery, and energy, agriculture and infrastructure inspection. We have built a close relationship with the XTI executive team over the last several months and we are excited to support their innovative approach to advancing U.S. drone leadership consistent with the June 6, 2025, White House Executive Order on domestic drone development and the broader Vertical Economy framework.”

ThinkEquity acted as the introducing party and exclusive M&A advisor to XTI in connection with the acquisition of Drone Nerds. ThinkEquity also acted as the exclusive placement agent with respect to the $25 million private placement investment by Unusual Machines.

Additional information regarding the transactions described in this press release, including the material terms of the acquisition agreements, will be contained in a Current Report on Form 8-K that XTI intends to file with the SEC. Investors are encouraged to read such information once filed.

About XTI Aerospace, Inc.

XTI Aerospace, Inc. [Nasdaq: XTIA] is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, maximum cruising speeds of over 300 mph and a range up to 1,000 miles, creating an entirely new category – the xVTOL. Additionally, the Inpixon (inpixon.com) business unit of XTI is a leader in real-time location systems (RTLS) technology with customers around the world who use its location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

About Drone Nerds, LLC.

Drone Nerds, LLC. provides comprehensive drone solutions for enterprise, private, and recreational needs. Established in 2014, Drone Nerds focuses on ensuring that its customers have the right UAS solution for their unique operational needs. With its proprietary Always Flying™ program, Drone Nerds provides reliability and assurance for enterprise implementations across industry verticals, including public safety, government, agriculture, construction, energy, inspection, and more. For more information, visit www.dronenerds.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including, without limitation, statements about the expected benefits of the Drone Nerds acquisitions, the products under development by XTI, the advantages of XTI’s technology and VTOL technology, and XTI’s future plans, objectives, and strategies are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to, changes in market demand for VTOL technology, changes in applicable laws or regulations, the ability to integrate the Drone Nerds acquired parties, the impact of the regulatory environment and complexities and related compliance requirements and the receipt of shareholder approval for the conversion of the Series 10 Preferred Stock. XTI undertakes no obligation to update or revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time-to-time in XTI’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 15, 2025, and in subsequent reports filed with or furnished to the SEC.

3